Exhibit 31.2

CERTIFICATION

I, William Steinhauer, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A Amendment No. 1 of Unigene Laboratories, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 18, 2011

/s/ William Steinhauer
William Steinhauer, Vice President of Finance
(Principal Financial Officer and Principal Accounting Officer)